CONFIRMING STATEMENT

	This Statement confirms that the undersigned, Atul Varma, has authorized and designated Katherine M. Cain to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Mellon Optima L/S Strategy Fund, LLC (the Fund) or as a result of the undersigned's position with the Fund's investment adviser. The authority of Katherine M. Cain under this Statement shall continue until the undersigned is no longer required to File Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of the Fund, or with regard to his position with the Fund's investment adviser, unless earlier revoked in writing. The undersigned acknowledges that Katherine M. Cain is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: September 28, 2010       s/  Atul Varma

	                          Atul Varma